Exhibit 10.21

THIRD AMENDMENT TO PURCHASE AND SALE CONTRACT

THIS THIRD AMENDMENT TO PURCHASE AND SALE CONTRACT (this “Third Amendment") is made and entered into this 29th day of August, 2006 (the "Third Amendment Date"), by and between ORP TWO LLC, a Maryland limited liability company ("Seller"), and SUN SHIEL PROPERTIES II, LLC, an Indiana limited liability company ("Purchaser").

RECITALS:

WHEREAS, Seller and Purchaser entered into the Purchase and Sale Contract dated May 15, 2006, First Amendment to Purchase and Sale Contract dated June 13, 2006, and Second Amendment to Purchase and Sale Contract dated July 24, 2006 (as amended, the "Contract"), for certain real property situated in the County of Delaware, State of Indiana, and more specifically described in the Contract; and

WHEREAS, Seller and Purchaser desire to amend further the Contract on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants set forth in the Contract and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree to amend the Contract as follows:

AGREEMENT:

1.

Deposit.  Purchaser shall increase the Additional Deposit by an additional $200,000, depositing such additional $200,000.00 with the Escrow Agent within 1 Business Day after the Third Amendment Date.  Purchaser acknowledges that the entire Deposit (including the additional $200,000.00 required hereby) is non-refundable (except as expressly set forth in the Contract), and Purchaser's obligation to purchase the Property is non-contingent and unconditional except only for satisfaction of the conditions expressly stated in Section 8.1 of the Contract.

2.

Acknowledgements by Purchaser.

2.1

Purchaser acknowledges and expressly and specifically re-affirms the provisions set forth in Section 6.2 of the Contract, including, without limitation, the “AS IS”, WHERE IS” and “WITH ALL FAULTS” nature of the acquisition of the Property.

2.2

Purchaser acknowledges that it is not aware of any violation of any of Seller's Representations or of any of Seller's covenants set forth in the Contract.

2.3

Notwithstanding the provisions of Section 13.3 of the Contract, Purchaser waives any right to assign the Contract and acknowledges that Purchaser is the entity into which the Purchaser shall take title to the Property.

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2.4

Notwithstanding any discussions between Purchaser and affiliates of Seller, Purchaser acknowledges that neither Seller nor its affiliates will provide any property management services to the Property after the Closing.

3.

The Closing Date.  The first sentence of Section 5.1 of the Contract is hereby amended and restated in its entirety as follows:

“5.1

Closing Date.  The Closing shall occur on September 29, 2006 (the “Closing Date”), through an escrow with Escrow Agent, whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.”

4.

General Provisions.  The following provisions shall apply with respect to this Third Amendment:

4.1

Except as modified herein, the Contract is in full force and effect and is hereby ratified by Purchaser and Seller.

4.2

Capitalized terms not defined herein shall have the same meaning as set forth in the Contract.

4.3

In the event of any conflict between the Contract and this Third Amendment, the terms and conditions of this Third Amendment shall control.

4.4

This Third Amendment may be executed in counterparts, each of which (or any combination of which) when signed by all of the parties shall be deemed an original, but all of which when taken together shall constitute one agreement.  Executed copies hereof may be delivered by telecopier and upon receipt shall be deemed originals and binding upon the parties hereto, and actual originals shall be promptly delivered thereafter.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the Third Amendment Date.

Seller:

ORP TWO LLC., a Maryland limited liability company

By: ORP CORPORATION II, a Maryland corporation, its managing member

By: /s/ Kristian D. Vercauteren

Name:

Kristian D. Vercauteren

Title:

Vice President

Purchaser:

SUN SHIEL PROPERTIES II, LLC,

an Indiana limited liability company

By: /s/ Richard E. Hennessey

Name:

Richard E. Hennessey

   Title:   Manager

Signature Page

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